EXHIBIT 10.5

SERVICE PROVIDER AGREEMENT

1. Parties: The undersigned is Chineselnvestors.COM, an Indiana Corporation (OTCQB: CIIX), hereafter referred to as the "Service Provider" and Eventure Interactive, Inc. (OTCQB: EVTl), hereafter referred to as the "Client".

The Provider:	Attention: Brett Roper
Senior Public Company Advisory Services
Chineselnvestors.COM
13 791 East Rice Place, Suite # 107 Aurora, CO 80015
Tel: (303) 481-4419- Fax: (303) 481-4417- Cell: (303) 345-1262

broper@chinesefn.com
The Client:	Attention: Gannon Giguiere
Principal
Eventure Interactive, Inc.
3420 Bristol Street, 6th Floor
Costa Mesa, CA 92626
949-500-6960
gannon.giguiere@eventure.com
www .eventure.com

2. Date of Agreement:	03/05/2014

3. Services to Begin on:	03/ 18/2014

4. Services Description:

The primary objective(s) of the 'Service provider' will be associated with efforts to 1) increase retail investor awareness related to the 'Client' and its stock in our subscriber network, 2) to increase the number of general shareholders, 3) work to increase the 'Client's' share price based upon general metrics provided and promotional opportunities related to the business, and 4) disseminating research material and only publically available materials as provided by the 'Client' to increase general awareness. To this end, the following services will be provided by the 'Service Provider':

Suite of Services:

•	Provide for one (1) years coverage of the 'Client' on Chinesefn.com, banner shall be on the homepage ofChinesefn.com. (Client to provide suitable graphics and logos)

•	Provide smart, impactful press release generation support as may be requested.

•	Provide pre-call input and advisory services for key conference call(s) as directed.

•	Leverage our network of relationships to approach subscribers your value proposition and messaging.

•	Assist you in creating a clear and compelling viewpoint of the company and help articulate and deliver a compelling corporate story to our constituents.

Confidential Information, do not reproduce without written authorization

Chineselnvestors.COM -13791 East Rice Place, Suite 107-Aurora, CO 80015 (EVTI : 03-05-2014-1 YR)

(303) 481-4416 office (303) 481-4417 fax- broper@chinesefn.com

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•	Work to increase your shareholder base as well as to daily volume.

•	'Client's' banners (to be provided by the 'Client') will be fixed on the homepage of the CIIX related websites and linked to Client's company profile.

•	'Client' may be featured in various 'Service Provider' press releases with 'Client' approval.

•	Generate four (4) dedicated email alerts monthly (minimum) over the initial duration of this agreement; sent to over 30,000 registered members of the 'Service Provider'.

(Mention and topical inclusion in various CIIX forums and other delivery mechanisms)

•	This proposal includes translation of 'Client's' press releases into Chinese for our subscribers edification.

•	Provide counseling/consultation relative to public marketplace perceptions and any related initiatives.

•	Use our resources to collect and provide channel based competitive intelligence.

Other additional services may be offered and negotiated within the scope of this agreement, costs (if applicable) and specifics to be determined. All disclosures as required by law shall be included in any dissemination of information.

5. Compensation:	$5,000.00 USD Initial Payment, due with the execution of this agreement but no later than March 14th (via wire) and two (2) subsequent payments of $5,000 each on or about June 15th, 2014 and October 15tli, 2014.

120,000 shares of Common Stock (restricted), to be delivered as follows:

40,000 shares within 10 business days or the execution of this agreement
40,000 shares due on or about June 15, 2014
40,000 shares due on or about October 15, 2014

Wire Instructions
East West Bank, Account: Chineselnvestors.COM
Account Number: 0082104589
9550 Flair Drive, El Monte, CA 91731
(626) 582-8050
Bank Routing Number: (domestic wires)
31212101710131811
Swift Code: EWBKUS66XXX

Shares as earned shall be granted piggyback registration rights by the 'Client' should a registration statement be filed during the service period of this agreement. Furthermore, the 'Client' agrees to provide for the generation of an Opinion Letter for release to the restriction on such shares as earned in a timely manner and at 'Client' expense.

6. Payments: The initial payment is due prior to the initiation of services. Future payments to be made based upon the schedule as set forth in section 5. All payments (except the initial payment made by company check) will be made by wire as instructed by the 'Service Provider'.

Confidential Information, do not reproduce without written authorization

Chineselnvestors.COM -13791 East Rice Place, Suite 107-Aurora, CO 80015 (EVTI : 03-05-2014-1 YR)

(303) 481-4416 office (303) 481-4417 fax- broper@chinesefn.com

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7. Extension: There are no set terms for any automatic extension of services.

8. Accountability: Although this agreement may be signed below by more than one person, each of the undersigned understands that they are each as individuals responsible and jointly and severally liable for complying with all aspects of this agreement.

9. Default: If for any reason the 'Client' fails to make timely payments (within 10 days of billing via wire), or fails to provide shares of restricted common stock in accordance with section 5. Of this agreement; the 'Service Provider' may collect a late fee equal to 5% of the value due in addition to the amount billed or shares as due under this agreement. Default may also result in the entire value of the Service Agreement that remains unpaid to be due and payable on demand and services may also be discontinued in absence of payment as required under section 5.

10. Organization and Qualification: The 'Service Provider' and 'Client' both represent that they are a corporation duly organized and validly existing in good standing under the laws of their individual States of Domicile and that they each have the requisite corporate power and authorization to enter into agreements of this nature directly or through owns or controls ("Subsidiaries'') that are duly qualified to do business and are in good standing in every jurisdiction in which its ownership is present.

11. Arbitration Clause: All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Indiana, without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in California before a single arbitrator of the American Arbitration Association ("AAA"). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law California. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent either party from obtaining an injunction.

12. Fees: Except as otherwise set forth in this document each party shall pay the fees and expenses of its advisers, counsel, the accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The 'Client' shall pay all costs levied in connection with the issuance of any Securities except as noted herein.

13. Counterparts: This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

14. Severability: If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

15. SPECIAL NOTE: lt is hereby understood that the 'Service Provider' is not a registered broker dealer and cannot provide certain information publically relative to any registered offering of stock other than may be allowed by law. Additionally, the 'Service Provider' may, at its election discontinue services should representations as made by the 'Client' be found to be false, misleading, or should such representations omit relevant facts that are public in nature or disclosed as such. All efforts as undertaken by the 'Service Provider' and as described herein are accepted by the 'Client' on a best efforts basis and past performance is not always indicative of future performance of any of the services as noted and included herein.

Confidential Information, do not reproduce without written authorization

Chineselnvestors.COM -13791 East Rice Place, Suite 107-Aurora, CO 80015 (EVTI : 03-05-2014-1 YR)

(303) 481-4416 office (303) 481-4417 fax- broper@chinesefn.com

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16. CANCELLATION OF AGREEMENT BY 'CLIENT': It is mutually agreed that the 'Client' may cancel services at any time during the term of this agreement with fifteen (15) days' notice in writing via overnight mail or email to Mr. Brett Roper (contact information included herein) and by payment of all fees due and payable under the full term of this agreement to the 'Service Provider' prior to termination. Absent of remitting such fees and shares due under this agreement, cancellation will not be deemed as effective until such time as those fees and shares (as due under item 5/6) are paid in full. Should the 'Service Provider' be found to have performed services under this agreement through performance of a willful act found to be illegal under a federal or state based statute and as it pertains to the performance of duties as outline herein; this agreement may be terminated without payment of any of the remaining the fees and shares as noted herein based upon the required notice provision being adhered to and under consideration of all fees and shares due and payable prior to that notice provision being current.

As agreed to this date, March 05, 2014.

Service Provider

/s/ Brett Roper
Brett Roper,
COO, Chineselnvestors.COM (Symbol CIIX)

Client

/s/ Gannon Giguiere
Gannon Giguiere, Authorized Corporate Officer, Principal
Eventure Interactive c. (Symbol EVTI)

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